Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” in the Post-Effective Amendment No. 5 to the Registration Statement (Form S-4 No. 333-121996) and the related Prospectus of NACCO Industries, Inc. (“NACCO”) for the offer by selling stockholders to exchange up to 362,703 shares of Class A Common Stock for 362,703 shares of Class B Common Stock of NACCO Industries, Inc. and to the incorporation by reference therein of our reports dated March 10, 2009, with respect to the consolidated financial statements and schedules of NACCO, and the effectiveness of internal control over financial reporting of NACCO, and of our report dated March 6, 2009, with respect to the combined financial statements of The Project Mines of The North American Coal Corporation: The Coteau Properties Company, The Falkirk Mining Company, and The Sabine Mining Company, included in its Annual Report (Form 10-K) for the year ended December 31, 2008, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Cleveland, Ohio
March 10, 2009